Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Steve Adams
Media Relations	Investor Relations
(706) 644-0528	(706) 641-6462

Synovus Announces Earnings for the First Quarter 2019
Diluted Earnings per Share of $0.72
Adjusted Diluted Earnings per Share of $0.98, up 15.1% from 1Q18

COLUMBUS, Ga., April 23, 2019 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended March 31, 2019.

First Quarter 2019 Highlights

•	Diluted EPS of $0.72; adjusted diluted EPS of $0.98, up 7.6% sequentially and 15.1% year over year.

•	Organic loan and deposit growth[1] of $400.1 million and $423.7 million, respectively.

•	Return on average assets (ROA) of 1.06%, adjusted ROA of 1.45%.

•	Return on average common equity (ROE) of 10.98%, adjusted ROE of 15.03%.

•	Adjusted return on average tangible common equity (ROATCE) of 17.52%.

•	Non-performing asset (NPA) ratio of 0.44%.

•	Efficiency ratio of 61.29%, adjusted tangible efficiency ratio of 50.24%.

•	Completed acquisition of FCB Financial Holdings, Inc.; merger-related expenses impacting EPS by $0.27.

•	Completed issuance of $300 million in subordinated debt.

•	Executed share repurchases of $320 million or 8.5 million shares.

First Quarter Summary

	Reported			Adjusted
(dollars in thousands)	1Q19	4Q18	1Q18	1Q19	4Q18	1Q18
Net Income available to common shareholders	$117,036	$101,919	$100,607	$160,155	$107,002	$102,020
Diluted earnings per share	0.72	0.87	0.84	0.98	0.91	0.86
Total loans	35,634,501	25,946,573	24,883,037	N/A	N/A	N/A
Total deposits	38,075,190	26,720,322	26,253,507	N/A	N/A	N/A
Total revenues	476,478	365,924	341,330	476,250	368,189	344,502
Return on avg assets	1.06%	1.29%	1.34%	1.45%	1.36%	1.36%
Return on avg common equity	10.98	14.25	14.62	15.03	14.96	14.82
Return on avg tangible common equity	12.88	14.63	15.02	17.52	15.36	15.23
Net interest margin	3.78	3.92	3.78	3.59	N/A	N/A
Efficiency ratio	61.29	57.34	57.16	50.24	55.98	57.42
Net charge-off ratio	0.19	0.20	0.07	N/A	N/A	N/A
NPA ratio	0.44	0.44	0.53	N/A	N/A	N/A

“We are pleased with our first quarter results, with solid gains in earnings per share, balanced growth in loans and deposits, and strong contributions from our newly acquired FCB franchise,” said Kessel D. Stelling, Synovus chairman and CEO. “We continued to demonstrate prudent expense discipline while investing in a number of strategically important initiatives, including transforming our digital capabilities, improving the customer experience, and recruiting and investing in high-performing talent. We also continued our capital optimization program by executing $320 million in share repurchases.

“As the May 6 FCB conversion date approaches, we are very pleased with the crisp execution of the FCB integration, including seamless alignment of our teams into an efficient and synergistic operating model, successful retention of key customers and team members, and realization of merger-related cost savings ahead of plan,” Stelling concluded.

Balance Sheet

•	Total loans ended the quarter at $35.63 billion, up $9.69 billion or 37.3% from the previous quarter, including FCB-acquired loan balances of $9.29 billion.

◦	Fair value discount on acquired loans was $169 million.

◦	Excluding FCB-acquired balances, period-end loans increased $400.1 million from the fourth quarter of 2018, including:

•	Commercial and industrial loans up $55.9 million

•	Consumer loans up $184.7 million

•	CRE loans up $151.5 million

◦	Legacy FCB contributed $213.7 million in organic loan growth in the first quarter.

•	Total deposits ended the quarter at $38.08 billion, up $11.35 billion or 42.5% from fourth quarter 2018, including FCB-acquired deposit balances of $10.93 billion.

◦	Excluding FCB-acquired deposit balances, period-end deposits increased $423.7 million from the fourth quarter of 2018, including:

▪	CDs up $614.6 million

▪	DDAs[2] up $77.4 million

▪	MMA/Savings down $169.1 million

▪	Brokered deposits down $99.2 million

•	The loan to deposit ratio was 93.6%, down from 97.1% in the prior quarter.

Core Performance

•	Results are impacted by the merger with FCB, which closed on January 1, 2019.

•	Total revenues were $476.5 million in the first quarter, up $110.6 million or 30.2% from the previous quarter, and up $135.1 million or 39.6% in the first quarter 2018.

•	Net interest income was $397.2 million, up $99.2 million or 33.3% from the previous quarter and up $122.9 million or 44.8% from the first quarter 2018.

•
Net interest margin was 3.78%, down 14 basis points from the previous quarter, which includes $18.8 million or 19 basis points of purchase accounting accretion. Yield on earning assets was 4.80%, up 11 basis points from the previous quarter, and the effective cost of funds was 1.02%, up 25 basis points from the fourth quarter of 2018.

•	Total non-interest income was $79.4 million, up $11.4 million from the previous quarter and up $12.3 million or 18.4% from first quarter 2018.

◦
Non-interest income in the quarter included a favorable adjustment in the fair value of private equity investments of $858 thousand compared to an unfavorable adjustment of $2.1 million in the prior quarter.

◦	Adjusted non-interest income was $78.4 million, up $8.4 million from the previous quarter.

▪	Legacy FCB contributed adjusted non-interest income of $7.3 million during the quarter.

◦	Core banking fees[3] were $36.8 million, flat from the previous quarter, including $1.8 million in additional income from FCB.

◦	Fiduciary and asset management fees, brokerage revenue, and insurance revenues were $24.5 million, down $161 thousand from the previous quarter.

◦	Mortgage banking income was $5.1 million, up $1.3 million from the fourth quarter of 2018, including $204 thousand from FCB.

•	Total non-interest expense was $292.4 million, up $82.5 million or 39.3% from the previous quarter and up 49.8% from the first quarter 2018.

◦	First quarter 2019 results included merger-related expenses of $49.7 million, which impacted EPS by $0.27.

◦	Adjusted non-interest expense was $242.7 million, up $36.3 million or 17.6% from the previous quarter and up $44.5 million or 22.5% from the first quarter 2018.

▪	Non-interest expense associated with FCB was $26.8 million.

◦	Employment expense of $139.4 million increased $25.9 million or 22.8% from the previous quarter.

◦	Occupancy and equipment expense of $38.4 million increased $4.1 million or 12.1% from the fourth quarter of 2018.

◦	Amortization of intangibles was $3.1 million in the first quarter of 2019.

◦	Other expenses were $64.8 million in the quarter, up $6.2 million or 10.5% from the previous quarter and up $11.9 million or 22.5% from the first quarter 2018.

•	Efficiency ratio for the first quarter was 61.29% as compared to 57.34% in the previous quarter and 57.16% in the first quarter 2018.

◦	Adjusted tangible efficiency ratio for the first quarter was 50.24% as compared to 55.98% in the previous quarter and 57.42% in the first quarter 2018.

•	As a result of non-deductible merger-related expenses, other disallowances, and increased state taxes, the effective tax rate was 25.2% in the quarter.

Credit Quality

•	The non-performing loan ratio was 0.40% at March 31, 2019, compared to 0.41% at the end of the previous quarter and 0.48% at March 31, 2018.

•	The non-performing asset ratio was 0.44% at March 31, 2019, unchanged from the previous quarter and down from 0.53% at March 31, 2018.

•	The annualized net charge-off ratio was 0.19% in the first quarter as compared to 0.20% in the previous quarter and 0.07% in the first quarter 2018.

•
Total delinquencies (consisting of loans 30 or more days past due and still accruing) remain low at 0.25% of total loans at March 31, 2019, as compared to 0.22% in the previous quarter and 0.22% at March 31, 2018.

Capital

•	First quarter 2019 includes the impact of $1.6 billion in stock consideration issued in the FCB acquisition.

•
During the first quarter 2019, Synovus repurchased $320 million in common stock, as part of the previously announced share repurchase program. Additionally, Synovus declared common stock dividends of $0.30 per share, a 20% increase from the previous quarter.

•	On February 7, Synovus completed a public offering of $300 million in subordinated debt.

•	Common Equity Tier 1 ratio was 9.44% at March 31, 2019, down from 9.95% at December 31, 2018.

•	Tier 1 Capital ratio was 9.93% at March 31, 2019, down from 10.61% at December 31, 2018.

•	Total Risk Based Capital ratio was 11.98% at March 31, 2019, down from 12.37% at December 31, 2018.

•	Tier 1 Leverage ratio was 8.77% at March 31, 2019, down from 9.60% at December 31, 2018.

•	Tangible Common Equity ratio was 8.30% at March 31, 2019, compared to 8.81% at December 31, 2018.

1 Organic loan and deposit growth excludes FCB-acquired balances of $9.29 billion and $10.93 billion, respectively.
2 Includes interest-bearing and non-interest-bearing DDAs.
3 Core banking fees include service charges on deposit accounts, card fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges.

First Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on April 23, 2019. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $47 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 300 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was named one of American Banker’s “Best Banks to Work For” in 2018 and has been recognized as one of the country’s 10 “Most Reputable Banks” by American Banker and the Reputation Institute for four consecutive years. Synovus is on the web at synovus.com, and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding deposit growth, loan growth and the net interest margin; expectations on our growth strategy, strategic transactions (including the FCB transaction), expense initiatives, capital management and future profitability; expectations on credit trends and key credit metrics; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest income; adjusted non-interest expense; adjusted total revenues; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted earnings per diluted share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; tangible common equity to tangible assets ratio; and common equity Tier 1 (CET1) ratio (fully phased-in) are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest income; total non-interest expense; total revenues; efficiency ratio; net income available to common shareholders; earnings per diluted common share; return on average assets; return on average common equity; the ratio of total shareholders' equity to total assets; and the CET1 ratio, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted total revenues and adjusted non-interest income are measures used by management to evaluate total revenues and non-interest income exclusive of net investment securities gains (losses) and changes in the fair value of private equity investments, net. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted earnings per diluted share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity to tangible assets ratio and common equity Tier 1 (CET1) ratio (fully phased-in) are used by management and bank regulators to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	1Q19	4Q18	1Q18
Adjusted non-interest income
Total non-interest income	$79,378	$67,991	$67,046
Subtract: Investment securities gains, net	(75)	—	—
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(858)	2,084	3,056
Adjusted non-interest income	$78,445	$70,075	$70,102

Adjusted non-interest expense
Total non-interest expense	$292,410	$209,922	$195,179
Subtract: Merger-related expense	(49,738)	(3,381)	—
Add: Litigation settlement/contingency expense	—	—	2,626
Subtract/add: Restructuring charges, net	(19)	(140)	315
Adjusted non-interest expense	$242,653	$206,401	$198,120

Adjusted total revenues and adjusted tangible efficiency ratio
Adjusted non-interest expense	$242,653	$206,401	$198,120
Subtract: Amortization of intangibles	(3,392)	(292)	(292)
Adjusted tangible non-interest expense	$239,261	$206,109	$197,828

Net interest income	$397,175	$297,933	$274,284
Add: Tax equivalent adjustment	630	181	116
Add: Total non-interest income	79,378	67,991	67,046
Subtract: Investment securities gains, net	(75)	—	—
Total FTE revenues	477,108	366,105	341,446
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(858)	2,084	3,056
Adjusted total revenues	$476,250	$368,189	$344,502
Efficiency ratio	61.29%	57.34%	57.16%
Adjusted tangible efficiency ratio	50.24	55.98	57.42

Reconciliation of Non-GAAP Financial Measures, continued

(in thousands, except per share data)	1Q19	4Q18	1Q18
Adjusted Return on Average Assets
Net income	$120,186	$105,070	$103,166
Add: Income tax expense, net related to State Tax Reform	—	—	1,325
Add: Merger-related expense	49,738	3,381	—
Subtract: Litigation settlement/contingency expense	—	—	(2,626)
Add/subtract: Restructuring charges, net	19	140	(315)
Subtract: Investment securities gains, net	(75)	—	—
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(858)	2,084	3,056
Subtract: Tax effect of adjustments	(5,705)	(522)	(27)
Adjusted net income	$163,305	$110,153	$104,579
Net income annualized	$487,421	$416,854	$418,395
Adjusted net income annualized	$662,293	$437,020	$424,126
Total average assets	$45,794,621	$32,190,303	$31,245,708
Return on average assets	1.06%	1.29%	1.34%
Adjusted return on average assets	1.45	1.36	1.36

Adjusted net income available to common shareholders and adjusted net income per common share, diluted
Net income available to common shareholders	$117,036	$101,919	$100,607
Add: Income tax expense, net related to State Tax Reform	—	—	1,325
Add: Merger-related expense	49,738	3,381	—
Subtract: Litigation settlement/contingency expense	—	—	(2,626)
Add/subtract: Restructuring charges, net	19	140	(315)
Subtract: Investment securities gains, net	(75)	—	—
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(858)	2,084	3,056
Subtract: Tax effect of adjustments	(5,705)	(522)	(27)
Adjusted net income available to common shareholders	$160,155	$107,002	$102,020
Weighted average common shares outstanding, diluted	162,760	116,986	119,321
Net income per common share, diluted	$0.72	$0.87	$0.84
Adjusted net income per common share, diluted	0.98	0.91	0.86

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	1Q19	4Q18	1Q18

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$117,036	$101,919	$100,607
Add: Income tax expense, net related to State Tax Reform	—	—	1,325
Add: Merger-related expense	49,738	3,381	—
Subtract: Litigation settlement/contingency expense	—	—	(2,626)
Add/subtract: Restructuring charges, net	19	140	(315)
Subtract: Investment securities gains, net	(75)	—	—
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(858)	2,084	3,056
Subtract: Tax effect of adjustments	(5,705)	(522)	(27)
Adjusted net income available to common shareholders	$160,155	$107,002	$102,020

Adjusted net income available to common shareholders annualized	$649,518	$424,519	$413,747
Add: Amortization of intangibles	10,317	886	906
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$659,835	$425,405	$414,653

Net income available to common shareholders annualized	$474,646	$404,353	$408,017
Add: Amortization of intangibles	10,317	886	906
Net income available to common shareholders excluding amortization of intangibles annualized	$484,963	$405,239	$408,923

Total average shareholders' equity less preferred stock	$4,321,561	$2,837,740	$2,790,878
Subtract: Goodwill	(480,215)	(57,315)	(57,315)
Subtract: Other intangible assets, net	(75,191)	(9,972)	(10,915)
Total average tangible shareholders' equity less preferred stock	$3,766,155	$2,770,453	$2,722,648
Return on average common equity	10.98%	14.25%	14.62%
Adjusted return on average common equity	15.03	14.96	14.82
Return on average tangible common equity	12.88	14.63	15.02
Adjusted return on average tangible common equity	17.52	15.36	15.23

Reconciliation of Non-GAAP Financial Measures, continued
	March 31,	December 31,	March 31,
(dollars in thousands)	2019	2018	2018
Tangible Common Equity to Tangible Assets Ratio

Total assets	$46,604,344	$32,669,192	$31,501,028
Subtract: Goodwill	(480,215)	(57,315)	(57,315)
Subtract: Other intangible assets, net	(74,683)	(9,875)	(10,750)
Tangible assets	$46,049,446	$32,602,002	$31,432,963

Total shareholders’ equity	$4,572,072	$3,133,602	$2,956,495
Subtract: Goodwill	(480,215)	(57,315)	(57,315)
Subtract: Other intangible assets, net	(74,683)	(9,875)	(10,750)
Subtract: Preferred Stock, no par value	(195,140)	(195,140)	(125,980)
Tangible common equity	$3,822,034	$2,871,272	$2,762,450
Total shareholders’ equity to total assets ratio	9.81%	9.59%	9.39%
Tangible common equity to tangible assets ratio	8.30	8.81	8.79

Reconciliation of Non-GAAP Financial Measures, continued
March 31,
(dollars in thousands)	2019
CET1 ratio (fully phased-in)
CET1	$3,772,682
Total risk-weighted assets	$39,954,750
Total risk-weighted assets (fully phased-in)	$40,095,768
CET1 ratio	9.44%
CET1 ratio (fully phased-in)	9.41